UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 9, 2021

Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT IGX	OTCQB TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Strategic Development Agreement

On March 14, 2021, IntelGenx Corp. (the "IntelGenx"), a wholly owned subsidiary of IntelGenx Technologies Corp. (the "Corporation"), entered into a strategic development agreement (the "Strategic Development Agreement") with ATAI Life Sciences AG ("atai").  Under the Strategic Development Agreement, atai and IntelGenx will cooperate to conduct research and development projects in areas relating to the parties' respective technologies.  A portion of the funds (20%) that the Corporation receives through atai's equity investment under the Securities Purchase Agreement described below will be available to be credited against the costs to IntelGenx of the research and development projects.  So long as atai maintains certain levels of its initial equity ownership in the Corporation, IntelGenx will work exclusively with atai in the field of compounds for the prevention or treatment of mental health diseases or disorders or compounds that have psychedelic, entactogenic and/or oneirophrenic properties, but excluding certain specific compounds and veterinary applications.

The commercialization of any technologies that result from the research and development projects under the strategic development agreement will be subject to agreements to be negotiated, as well as to specified pricing and royalty terms for manufacturing conducted by IntelGenx or third parties.

Securities Purchase Agreement

On March 14, 2021, the Corporation also entered into a securities purchase agreement (the "Securities Purchase Agreement") with atai.  Under the Securities Purchase Agreement, atai has agreed to purchase 37,300,000 shares of common stock of the Corporation (the "Shares") and 22,380,000 warrants (the "Warrants") for aggregate gross proceeds of US$12,346,300 (the "Investment") following receipt of approval of the shareholders of the Corporation (the "Shareholders") at the Corporation's Annual Meeting of the Shareholders (the "Meeting").  Each Warrant will entitle atai to purchase one Share at a price of US$0.35 for a period of three years from closing of the initial investment.

The Securities Purchase Agreement also provides atai with the right to subscribe (in cash, or in certain circumstances, atai equity) for up to 130,000,000 additional units ("Additional Units") for a period of three years from the closing of the initial investment.  Each Additional Unit will be comprised of (i) one share of common stock (an "Additional Share") and (ii) one half of one warrant (each whole warrant, an "Additional Warrant").  The price for the Additional Units will be (i) until the date which is 12 months following the closing, US$0.331 (subject to certain exceptions), and (ii) following the date which is 12 months following the closing, the lower of (A) a 20% premium to the market price on the date of purchase, and (B) US$0.50 if purchased in the second year following closing and US$0.75 if purchased in third year following closing.  Each Additional Warrant will entitle atai, for a period of three years from the date of issuance, to purchase one Share at the lesser of either (i) a 20% premium to the price of the corresponding Additional Share, or (ii) the price per share under which shares of the Corporation are issued under convertible instruments that were outstanding on February 16, 2021, the date on which the parties entered into a non-binding letter of intent to enter into a definitive Securities Purchase Agreement ("Outstanding Convertibles"), provided that atai may not exercise Additional Warrants to purchase more than the lesser of (x) 44,000,000 common shares of the Corporation, and (y) the number of common shares issued by the Corporation under Outstanding Convertibles.

Under the Securities Purchase Agreement, the Corporation also granted atai a pro-rata equity participation right for any issuances of new securities, subject to certain exceptions.

Following the initial closing, atai will hold approximately 25% (approximately 35% on a partially diluted basis) of the issued and outstanding Shares and therefore become a new "Control Person" of the Corporation as such term is defined under the policies of the TSX Venture Exchange (the "Exchange").  Based on the number of issued and outstanding Shares and outstanding convertible instruments on the date hereof, assuming the full exercise of its option to acquire the Additional Units and exercise of the Initial Warrants and Additional Warrants, atai would hold approximately 60% (approximately 60% on a partially diluted basis) of the issued and outstanding Shares.

Under the Securities Purchase Agreement, the Corporation has agreed to use reasonable efforts to list its Shares on the Toronto Stock Exchange with a target to achieve such listing shortly after the initial closing contemplated by the Securities Purchase Agreement and the Corporation intends to promptly submit a listing application to the Toronto Stock Exchange.  Any listing of the Corporation's common shares on the Toronto Stock Exchange is subject to the Corporation meeting all of the listing requirements of and obtaining the approval of the Toronto Stock Exchange.

Purchaser Rights Agreement

On March 14, 2021, the Corporation also entered into a purchaser rights agreement (the "Purchaser Rights Agreement") with atai.  Under the Purchaser Rights Agreement, atai will have the right to appoint nominees in the same proportion to the number of Board members of the Corporation as the Shares then held by atai, registration rights, and financial and other information rights.

The Corporation will have the right to terminate the Purchaser Rights Agreement if atai ceases to own a certain amount of the Corporation's equity.

Term Loan

On March 9, 2021 atai funded a secured loan in the amount of US$2,000,000 pursuant to a loan agreement entered into between IntelGenx and atai (the "Loan Agreement").  The loan is repayable on the date that is 120 days following the date of the Meeting, but in any event not later than September 30, 2021.  The Securities Purchase Agreement provides that an amendment is to be entered into at the initial closing of the atai investment under which the maturity date will be following the first closing of a subscription for Additional Units if the proceeds from such subscription amount to at least $3,000,000.  The loan provides for the possibility of an additional advance to IntelGenx of up to US$500,000, subject to certain conditions.  The loan is guaranteed by the Corporation in a guarantee (the "Guaranty") entered into by the Corporation concurrently with the Loan Agreement and secured by all of present and future fixed assets of IntelGenx, excluding any intellectual property or technology controlled or owned by IntelGenx.

IntelGenx has applied approximately US$800,000 from the loan to fully repay the outstanding amount on the Corporation's credit facilities with the Bank of Montreal. IntelGenx intends to use the balance of the loan for general working capital purposes.

Shareholder Approval

The partnership and investment are subject to the approval of the Exchange and approval of the Shareholders and will be subject to certain customary closing conditions.

The foregoing is a summary of certain material terms and conditions of the Strategic Development Agreement, Securities Purchase Agreement, Purchaser Rights Agreement, Loan Agreement and Guaranty and are not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Strategic Development Agreement, Securities Purchase Agreement, Purchaser Rights Agreement, Loan Agreement and Guaranty which will be filed as exhibits to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Term Loan" is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading "Securities Purchase Agreement" is hereby incorporated by reference into this Item 3.02 in its entirety.  The Shares, Warrants, Additional Shares and Additional Warrants will be offered and sold to atai without registration under the Securities Act of 1933, or any state securities laws.  The Company is relying on the exclusion from the registration requirements of the Securities Act of 1933 afforded by Regulation S thereof.  This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares, Warrants, Additional Shares and Additional Warrants.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated March 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: March 15, 2021

By: /s/ Horst G. Zerbe Horst G. Zerbe Chief Executive Officer